Exhibit (g)(11)
FORM OF
EXHIBIT A
List of Pacific Select Fund Portfolios Covered by the Custody Agreement and Amendments
thereto by and among Pacific Select Fund, State Street Bank and Trust Company of California,
N.A. and State Street Bank and Trust Company

Small-Cap Growth Portfolio	Health Sciences Portfolio
International Value Portfolio	Mid-Cap Equity Portfolio
(formerly called Mid-Cap Value Portfolio)
Long/Short Large-Cap Portfolio	Large-Cap Growth Portfolio
International Small-Cap Portfolio	International Large-Cap Portfolio
Equity Index Portfolio	Small-Cap Value Portfolio
Small-Cap Index Portfolio	Multi-Strategy Portfolio
Diversified Research Portfolio	Main Street Core Portfolio
Equity Portfolio	Emerging Markets Portfolio
American Funds Growth Portfolio	Money Market Portfolio
American Funds Growth-Income Portfolio	High Yield Bond Portfolio
Large-Cap Value Portfolio	Managed Bond Portfolio
Technology Portfolio	Inflation Managed Portfolio
Short Duration Bond Portfolio	Comstock Portfolio
Floating Rate Loan Portfolio	Mid-Cap Growth Portfolio
Diversified Bond Portfolio	Real Estate Portfolio
Growth LT Portfolio	Small-Cap Equity Portfolio
Focused 30 Portfolio
Effective May 1, 2008, agreed to and accepted by:

PACIFIC SELECT FUND

By:

Name:	Howard T. Hirakawa
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

By:		BY:

Name:		Name:
Title:		Title:

STATE STREET BANK AND TRUST COMPANY

By:		BY:

Name:		Name:
Title:		Title: